UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material Pursuant to §240.14a-12

ARTIO GLOBAL INVESTORS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Communication Regarding Artio Global Investors
Additional Facts (2/27/13)

1.	Q: Will all the managers and analysts on the Artio bond teams be transitioning to Aberdeen? Have they signed or will they be expected to sign long-term contracts?

A:  It is expected that all managers and analysts will transition to Aberdeen. Both Don Quigley, Head of Total Return Bond Strategy (High Grade) and Greg Hopper, Head of High Yield Strategy, have agreed to remain with Aberdeen following the closing, with the details for other team members currently being finalized. The details and contingencies of all employment contracts prior to and post transaction remain confidential.

2.	Q: Is it anticipated that the Artio bond funds themselves will stay in their current form, or might they be merged into other funds or the strategies changed somewhat?

A:  After the transaction closes, it is expected that both Artio fixed income funds (Total Return Bond and Global High Income) will remain in their current forms. Aberdeen is looking to have both of Artio Global’s fixed income teams become a core part of their capabilities, enhancing its depth of resources. Aberdeen recognizes the success of both Artio strategies and does not currently expect any change to the philosophy and process of either after the closing.

3.
Q:  Will Artio International Equity and International Equity II fund shareholders be voting on the fund-management changes at those funds?  How about the bond funds, because the Advisor is technically changing even though the managers will stay in place?

A:  Existing investment advisory agreements between each Artio Global Fund and Artio will automatically terminate given the transfer of a controlling interest in the adviser. Shareholders in each Fund, including International Equity, International Equity II and the bond funds will be asked to approve the new advisory contract between their Fund and Aberdeen. The equity Fund shareholders will be voting on the new advisory contract but not on the portfolio management team.

4.	Q: If there are to be votes, what percentage is required for approval from the public fund shareholders?

A:  Shareholders of record at the close of business on the record date will be entitled to vote at the Special Meetings or any adjournment of the Special Meetings. The required vote for shareholder approval for each public fund will be set out in their publicly filed proxy materials.  It is currently expected that, for each public fund (including for these purposes a separate series of a public fund), the presence, in person or by proxy, of more than one-half of the votes entitled to be cast at the Special Meeting in respect of such public fund will constitute a quorum. It is also currently expected that, for each public fund, the approval will require the vote, in person or by proxy, of the lesser of (i)

two-thirds of the votes cast or (ii) more than one-half of the votes entitled to be cast.

5.	Q: Has Aberdeen said which people will be managing the International funds, or have they just left it at the "global equity group?"

A:  The Artio International Equity, International Equity II and Select Opportunities funds will be managed by the Aberdeen Global Equity team, a stable, cohesive group of investment professionals who have worked together for 10 years.  The team collaborates with and is supported by almost 90 Aberdeen equity investment professionals around the world. When issued, the funds’ proxy statement will identify the portfolio managers who are expected to be responsible for the day-to-day management of each Fund’s portfolio after the closing of the Transaction.

6.	Q: Do you know if Aberdeen has plans to merge the international funds into existing Aberdeen funds, or will keep them separate?

A:  Artio’s International Equity and Global Equity teams are expected to remain at Artio until the closing date, at which time Aberdeen will assume management responsibilities for International Equity and Global Equity, subject to client consent. These Artio mutual funds will not be merged into Aberdeen funds as part of this transaction or shareholder approval process; however they will follow Aberdeen’s investment philosophy and process.

7.	Q: What are the tax implications for fund shareholders? For example, the international funds have substantial capital-loss carry-forwards, it seems.

A:  The capital-loss carry-forwards are not affected by this transition, other than that they may be increased or decreased as portfolio positions are aligned to Aberdeen’s approach. It is not possible to determine the detailed impact as it will depend on valuations when the transition process takes place.

8.	Q: Will Tony Williams be going to Aberdeen in any capacity?
A: At the close of the transaction, it is currently expected that none of Artio’s named executive officers, including Tony Williams, will transfer to Aberdeen.

9.	Q: Is there any more definitive word on whether Riad Younes and Richard Pell will be joining Aberdeen? If not, what are their plans?

A:  Richard and Riad are expected to leave the company after the transaction closes. They have indicated a desire to continue managing money with an entity other than Aberdeen and under the terms of their respective employment agreements they are allowed to do so with certain limitations.

10.	Q: How many analysts are currently on the international-equity team? We understand there were some analysts let go late last year, and perhaps others are leaving after the latest news?

A:  In addition to Richard Pell and Riad Younes, there are currently eight portfolio managers and analysts on Artio’s international equity team.  There have so far been no departures resulting from this news.

11.	Q: What will happen regarding Richard Pell’s role as CIO and his involvement with the High Grade Strategy?

A:  With respect to his involvement in the Artio High Grade Strategy, Richard had two roles which are particularly relevant to the question here.  Firstly, as CIO, he had oversight of all matters relating to investment and, secondly, he provided input on global macro themes.

The heads of the two Artio fixed income teams (Don Quigley and Greg Hopper) will report to Chris Gagnier – Head of North American Fixed Income on all matters pertaining to North American Fixed Income investing and for day-to-day line management purposes so that the day-to-day oversight of all matters relating to investment will become Chris’ responsibility.  As far as input on global macro themes is concerned, the High Grade Team will have access to Aberdeen’s Global Macro Team in London, headed by Brett Diment and Jozsef Szabo.

Don Quigley is head of the Artio High Grade Strategy and has ultimately been responsible for portfolio construction as well as performance. Don has primary responsibility for duration decisions as well as yield curve positioning.  He is responsible for the overall weighting of US bonds versus international, as well as overall currency positioning. Don will continue in this role at Aberdeen as it pertains to this continuing strategy (distinct from Aberdeen’s own product) drawing on global resources within Aberdeen, with line management responsibilities to Chris.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Artio Global will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Artio Global’s Website at www.artioglobal.com or by contacting Artio Global’s investor relations department by phone at 212-297-3891 or by e-mail at ir@artioglobal.com

Artio Global and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Artio Global’s shareholders with respect to the merger. Information about Artio Global’s directors and executive officers and their ownership of Artio Global’s common stock is set forth in the proxy statement for Artio Global’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2012, Artio Global’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012, and Artio Global’s Current Reports on Form 8-K filed on May 14, 2012, October 30, 2012, December 14, 2012, January 9, 2013 and January 30, 2013. Shareholders and investors may obtain additional information regarding the interests of Artio Global and its directors and executive officers in the merger, which may be different than those of Artio Global’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD LOOKING STATEMENTS:
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe”, “anticipate”, “intend”, “estimate”, “project”, “should”, “would”, “anticipate”, “plan”, “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that may cause the actual results to be materially different from those reflected in such forward-looking statements, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the proposed merger as contemplated or affect the satisfaction of the conditions precedent to consummation of the proposed merger; the possibility of disruption to our business from the proposed merger including increased costs and diversion of management time and resources, making it more difficult to maintain business and operational relationships, including relationships with clients; the inability to retain key personnel in advance of completion of the proposed merger; contractual risks including termination of client contracts or non-performance of vendor contracts; developments beyond the companies’ control, including but not limited to changes in domestic or global economic conditions; the risk that the proposed merger is not completed; and other financial, operational and legal risks and uncertainties detailed from time to time in Artio Global’s cautionary statements in its filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this document.  Artio Global does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document. For more information, see Artio Global’s filings with the SEC.